As filed with the Securities and Exchange Commission on March 27, 2013

Registration No. 333-______

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under The Securities Act of 1933

ZIPREALTY, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3319956 (I.R.S. Employer Identification Number)

2000 Powell Street, Suite 300

Emeryville, CA 94608

(Address of principal executive offices) (Zip Code)

2004 Equity Incentive Plan

(Full title of the plans)

Charles C. Baker

Chief Executive Officer and President

2000 Powell Street, Suite 300

Emeryville, California 94608

(510) 735-2600

(Name and address including zip code and telephone number,

including area code, of agent for service)

Copy to:

Brett E. Cooper, Esq. Orrick, Herrington and Sutcliffe LLP The Orrick Building 405 Howard Street San Francisco, California 94105 (415) 773-5700	Samantha E. Harnett, Esq. Vice President, General Counsel and Secretary ZipRealty, Inc. 2000 Powell Street, Suite 300 Emeryville, CA 94608 (510) 735-2600

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock available for issuance, par value $0.001 per share	827,702	$3.29(2)	$2,723,139.58(2)	$371.44

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.
(2)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of $3.29 per share, which represents the average of the high and low prices of the Common Stock reported on The NASDAQ Stock Market for March 20, 2013.

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

GENERAL INSTRUCTION E INFORMATION

     On November 18, 2004, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8, File No. 333-120606, with respect to 2,872,429 shares of common stock, par value $0.001 per share, to be issued pursuant to the Registrant’s 1999 Stock Plan and 1,259,446 shares of common stock, par value $0.001 per share, to be issued pursuant to the Registrant’s 2004 Equity Incentive Plan. That filing is hereby incorporated by reference.

Pursuant to the provisions of Section 3(a) of the 2004 Equity Incentive Plan, on the first day of each fiscal year of the Registrant beginning in 2006, an annual increase is made to the number of shares available for issuance under the 2004 Equity Incentive Plan, which is also known as an Evergreen Increase. The Evergreen Increase for each fiscal year from 2006 through 2012 was reflected by the filing of a Registration Statement on Form S-8 on each of January 10, 2006, File No. 333-130941, January 11, 2007, File No. 333-139918, January 18, 2008, File No. 333-148740, January 20, 2009, File No. 333-156800, March 11, 2010, File No. 333-165392, January 31, 2011, File No. 333-171978, and March 9, 2012, File No. 333-180010, respectively. Each of these filings is hereby incorporated by reference.

This Registration Statement on Form S-8 is being filed with respect to the Evergreen Increase on the first day of fiscal year 2013, which equaled 827,702 shares.

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the SEC are incorporated in this Registration Statement by reference as of their respective dates:

(a)	The Registrant’s Annual Report on Form 10-K (File No. 000-51002) for the fiscal year ended December 31, 2012, filed on March 14, 2013, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

(c)	The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A (File No. 000-51002), filed on October 26, 2004.

     All documents subsequently filed with the SEC by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

Exhibit Number	Description
4.1(1)	2004 Equity Incentive Plan

5.1	Opinion of Orrick, Herrington and Sutcliffe LLP as to the legality of the securities being registered

23.1	Consent of Moss Adams LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Orrick, Herrington and Sutcliffe LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1) Incorporated by reference to Exhibit 10.3 filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-115657)

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Emeryville, state of California, on March 27, 2013.

ZIPREALTY, INC.
By:	/s/ Charles C. Baker
Charles C. Baker Chief Executive Officer and President

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles C. Baker and Eric L. Mersch, and each of them, his or her attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto in all documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles C. Baker	Chief Executive Officer, President and Director	March 27, 2013
Charles C. Baker

/s/ Eric L. Mersch	Senior Vice President, Chief Financial Officer	March 27, 2013
Eric L. Mersch	and Chief Accounting Officer

/s/ Elisabeth H. DeMarse	Director	March 27, 2013
Elisabeth H. DeMarse

/s/ Robert C. Kagle	Director	March 27, 2013
Robert C. Kagle

/s/ Stanley M. Koonce, Jr.	Director	March 27, 2013
Stanley M. Koonce, Jr.

/s/ Gary A. Wetsel	Director	March 27, 2013
Gary A. Wetsel

/s/ Donald F. Wood	Chairman of the Board	March 27, 2013
Donald F. Wood

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Index to Exhibits

Exhibit Number	Description
4.1(1)	2004 Equity Incentive Plan

5.1	Opinion of Orrick, Herrington and Sutcliffe LLP as to the legality of the securities being registered

23.1	Consent of Moss Adams LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Orrick, Herrington and Sutcliffe LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1) Incorporated by reference to Exhibit 10.3 filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-115657)

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